Welcome to First Watch Supplemental Information Q4 and Fiscal 2022 March 7, 2023

2 Forward-Looking Statements In addition to historical information, this presentation may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning First Watch Restaurant Group, Inc.’s (“First Watch”) possible or assumed future results of operations, new restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on First Watch’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this presentation, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “outlook,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. The forward-looking statements included in this presentation are made only as of the date of this presentation and are based on our current expectations and assumptions regarding our business, the economy and other future market conditions. Except as may be required by law, First Watch expressly disclaims any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of the most recent earnings release reflected in this presentation or to reflect the occurrence of unanticipated events. Because forward-looking statements relate to the future by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding ongoing hostility between Russia and Ukraine and the related impact on macroeconomic conditions, including inflation, as a result of such conflict or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; adverse effects of the COVID-19 pandemic or other infectious diseases; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. Non-GAAP Financial Measures (Unaudited) To supplement the consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain non-GAAP financial measures, which present operating results on an adjusted basis. These supplemental measures of performance that are not required by or presented in accordance with GAAP include the following: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin (collectively, the “non-GAAP financial measures”). Our presentation of these non-GAAP financial measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. Management believes that the use of these non-GAAP financial measures provides additional transparency of our operations, facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, identifies operational trends and allows for greater transparency with respect to key metrics used by us in our financial and operational decision making. Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have important limitations as analytical tools and may not provide a complete understanding of our performance. These non-GAAP financial measures should not be considered as an alternative or substitute to net income (loss), income (loss) from operations, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. These non-GAAP financial measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP. CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES

3 We are First Watch. We’re the leaders of the Daytime Dining category – a segment comprised of chef-driven concepts operating exclusively during daytime hours. That’s right… Our performance and successes are achieved during one 7½- hour shift, from 7 a.m. to 2:30 p.m. We serve made-to-order breakfast, brunch and lunch using fresh ingredients, and our culture is built around a simple, people-focused mission: “You First.” Our elevated offering capitalizes on three long-term consumer trends: the growing morning meal occasion, an increasing demand for fresh, healthy food and the heightened importance of on-demand dining. We serve a broad mix of customers of diverse backgrounds, from millennials to baby boomers. Since 1983, we have delivered sales and unit growth as a result of our broad brand appeal. At the end fiscal 2022, we operated 474 system-wide restaurants in 29 states, and we believe we’re just getting started. GOOD MORNING!

Fiscal 2022 Performance and Commentary

“First Watch delivered another impressive year in 2022, achieving a 21.5% increase in total revenues and same-restaurant sales and traffic growth of 14.5% and 7.7%, respectively, when compared to a strong 2021.” “We’re off to an encouraging start to 2023, with same-restaurant sales and traffic growth of 15.7% and 8.5%, respectively, through the first two periods of the quarter. 2023 also marks our 40th operating year, and I’m not only proud of all First Watch has accomplished since we opened our doors in 1983, but optimistic about what we are poised to achieve.” Chris Tomasso, CEO and President 6

A TASTE OF 2022

Jump Start Seasonal Menu | Jan. 3 – March 13



THE TRAILBLAZER BOWL

Hand-pulled roasted turkey, house-roasted sweet potatoes, cage-free scrambled eggs, lemon tahini arugula, fresh avocado with superseed crunch and fresh herbs



CARNITAS BREAKFAST BURRITO

Pork carnitas, cage-free scrambled eggs, fresh seasoned potatoes, black beans, Cheddar and Monterey Jack cheese and fresh avocado. Wrapped in a grilled whole wheat tortilla, covered with tomatillo hollandaise and topped with lime crema, pico de gallo, house-pickled red onion, fresh cilantro and Cotija cheese



SUPERSEED PROTEIN PANCAKES

Flax, hemp, kasha, pepitas and sunflower seeds added to our multigrain pancake batter. Served as three mid-sized pancakes topped with fresh sliced bananas, blueberries, maple-almond butter, vanilla Greek yogurt and superseed crunch. Served with warm mixed berry compote



PURPLE HAZE

Lemon, cane sugar, butterfly pea flower tea and a hint of lavender

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A TASTE OF 2022

Spring Seasonal Menu | March 21 – May 29



SHRIMP & GRITS

Our take on this Lowcountry classic features sautéed shrimp and Cajun andouille sausage reduced with chicken stock, house-roasted tomatoes, onion, green peppers and scallions, served over Bob's Red Mill Cheddar Parmesan cheese grits, with artisan ciabatta toast.



CRAB CAKE BENEDICT

Crispy crab cakes topped with two cage-free poached eggs with sautéed baby spinach and house-made pico de gallo, covered with sriracha hollandaise and garnished with scallions and Old Bay seasoning. Served with lightly dressed organic mixed greens.



CHORIZO SUNRISE SANDWICH

A cage-free over-easy egg with two griddled chorizo sausage patties, melted Monterey Jack cheese, fresh smashed avocado, Cholula® and house-made pico de gallo on a grilled brioche bun. Served with lightly dressed organic mixed greens.



PINEAPPLE EXPRESS

Pineapple, orange, coconut water, lime, agave and a mint crystal rim.

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A TASTE OF 2022

Summer Seasonal Menu | June 6 – Aug. 14



BARBACOA QUESADILLA BENEDICT

Two barbacoa quesadillas prepared quesabirria-style, topped with poached cage-free eggs and covered with our Vera Cruz hollandaise, ranchero sauce and scallions. Served with seasoned black beans topped with housemade pico de gallo.



HACIENDA HASH

Chorizo, red bell pepper and potato hash topped with two cage-free eggs any style, Cheddar and Monterey Jack, spicy ketchup, lime crema drizzle, fresh smashed avocado and scallions.



BLUEBERRY MUFFIN TOP GRIDDLE CAKES

Three house-baked, butter-griddled blueberry and cinnamon streusel muffin tops, topped with warm mixed berry compote, fresh blueberries, strawberries, blackberries, housemade granola and powdered cinnamon sugar.



WATERMELON WAKE-UP

Watermelon, pineapple, lime and mint.

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A TASTE OF 2022

Fall Seasonal Menu | Aug. 22 – Oct. 30



CARAMEL CRUNCH CINNAMON ROLL

A giant cinnamon roll topped with cream cheese icing, brown sugar caramel sauce, Cinnamon Toast Crunch® cereal and cinnamon streusel.



MODERN CROQUE MADAME

Challah bread griddled with melted Cheddar and Monterey Jack, fresh tomato and crispy bacon, then topped with a cage-free sunny-side up egg, Parmesan cream sauce and fresh herbs. Served with lemon-dressed organic mixed greens.



BRISKET CORNED BEEF HASH

Savory hand-pulled corned beef, freshly seasoned potatoes, house-roasted sweet potatoes, onions and red bell pepper topped with two cage-free eggs cooked any style, Parmesan cream sauce and fresh herbs.



PUMPKIN PANCAKE BREAKFAST

Two cage-free eggs cooked any style plus one of our signature spiced Pumpkin Pancakes and a Jones Dairy Farm grilled all-natural savory chicken sausage patty.



POMAGRANATE PEAR PUNCH

Pomegranate, pear, cane sugar and lime.

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A TASTE OF 2022

Holiday Seasonal Menu | Oct. 31 – Jan. 1



GINGERBREAD SPICE DONUTS

Warm cake donut holes tossed with gingerbread spice and lightly dusted with powdered cinnamon sugar. Served with salted caramel toffee sauce and crème anglaise.



CINNAMON CHIP PANCAKE BREAKFAST

Two cage-free eggs cooked any style with a cinnamon chip pancake and your choice of hardwood smoked bacon or all-natural chicken, pork or turkey sausage.



BARBACOA BREAKFAST BURRITO

Savory braised beef Barbacoa, scrambled cage-free eggs, freshly seasoned potatoes, seasoned black beans, Cheddar and Monterey Jack in a grilled whole wheat tortilla, red chile hollandaise, lime crema, housemade pico de gallo, fresh smashed avocado, Cotija cheese and cilantro.



PORK GREEN CHILE HASH

Hand-shredded pork shoulder tossed with freshly seasoned potatoes, Monterey Jack, fire-roasted green chile sauce and lime crema. Topped with two cage-free eggs cooked any style, house-pickled red onions and cilantro. Served with warm wheat-corn tortillas and freshly cut lime.



CRANBERRY CRUSH

Cranberry, Fuji apple, lemon, cane sugar and cinnamon.

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Highlights for Fiscal 2022 compared to Fiscal 2021: • Total revenues increased 21.5% to $730.2 million in 2022 from $601.2 million in 2021 • System-wide sales increased 21.9% to $914.8 million in 2022 from $750.7 million in 2021 • Same-restaurant sales growth of 14.5% (up 29.6% relative to 2019*) • Same-restaurant traffic growth of 7.7% (up 6.5% relative to 2019*) • Income from operations and Income from operations margin of $16.9 million and 2.4% compared to $22.2 million and 3.8% in 2021, respectively • Restaurant level operating profit** and Restaurant level operating profit margin** of $128.9 million and 17.9% compared to $115.4 million and 19.5% in 2021, respectively • Net income of $6.9 million compared to Net loss of $(2.1) million in 2021 • Adjusted EBITDA** increased to $69.3 million from $66.3 million in 2021 • Opened 43 system-wide restaurants (29 company-owned and 14 franchise-owned) across 16 states resulting in a total of 474 system-wide restaurants (366 company-owned and 108 franchise-owned) across 29 states 12 Q4 2022 & Fiscal 2022 HIGHLIGHTS Highlights for Q4 2022 compared to Q4 2021: • Total revenues increased 14.2% to $185.7 million in Q4 2022 from $162.6 million in Q4 2021 • System-wide sales increased 15.6% to $234.2 million in Q4 2022 from $202.7 million in Q4 2021 • Same-restaurant sales growth of 7.7% (up 29.3% relative to Q4 2019*) • Same-restaurant traffic growth of (0.6)% (up 5.2% relative to Q4 2019*) • Income from operations of $1.5 million and Income from operations margin of 0.8% in Q4 2022, respectively, compared to Loss from operations of $(1.1) million and Loss from operations margin of (0.7)% in Q4 2021, respectively • Restaurant level operating profit** and Restaurant level operating profit margin** of $30.5 million and 16.7% in Q4 2022 compared to $29.2 million and 18.2% in Q4 2021, respectively • Net loss improved to $(0.5) million in Q4 2022 compared to $(4.7) million in Q4 2021 • Adjusted EBITDA** increased to $15.1 million in Q4 2022 from $14.2 million in Q4 2021 • Opened 16 system-wide restaurants (11 company-owned and 5 franchise-owned) across 12 states, resulting in a total of 474 system-wide restaurants (366 company-owned and 108 franchise-owned) across 29 states ___________________________ * Comparison to the thirteen weeks ended December 29, 2019 (“Q4 2019”) and fiscal year ended December 29, 2019 (“2019”) is presented for enhanced comparability due to the economic impact of COVID-19 ** See “Non-GAAP Financial Measures” in the appendix

Outlook for Fiscal Year 2023: The Company provides the following outlook for the 53-week fiscal year ended December 31, 2023: • Same-restaurant sales growth of 6.0% to 8.0% with continued positive same-restaurant traffic growth • Total revenue growth of 15.0% to 19.0% • Adjusted EBITDA* in the range of $76.0 million to $81.0 million • Total of 45-51 new system-wide restaurants, net of 3 company-owned restaurant closures (38 to 42 new company-owned restaurants and 10 to 12 new franchise-owned restaurants • Capital expenditures in the range of $100.0 million to $110.0 million invested primarily in new restaurant projects and planned remodels • Blended tax rate of approximately 36.0% to 38.0% Long Term Outlook: The Company reiterates its long-term annual financial targets as follows: • Percentage unit growth in the low double digits • Same-restaurant sales growth of ~3.5% • Restaurant sales growth in the mid-teens • Adjusted EBITDA percentage growth in the mid-teens The Company also believes that the brand has the potential for more than 2,200 restaurants in the US. 13 OUTLOOK ___________________________ * We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Consolidated Statements of Operations and Comprehensive Income (Loss)

The following table summarizes our results of operations and the percentages of items in our Consolidated Statements of Operations and Comprehensive Income (Loss) in relation to Total revenues or, where indicated, Restaurant sales for fiscal years 2020, 2021, 2022 and the fourth quarter of 2021 and 2022:

	THIRTEEN WEEKS ENDED				FISCAL YEAR					
(in thousands)	December 25, 2022		December 26, 2021		2022		2021		2020	
Revenues										
Restaurant sales	$182,852	98.4%	$160,207	98.5%	$719,181	98.5%	$592,343	98.5%	$337,433	98.6%
Franchise revenues	2,893	1.6%	2,413	1.5%	10,981	1.5%	8,850	1.5%	4,955	1.4%
Total revenues	185,745	100.0%	162,620	100.0%	730,162	100.0%	601,193	100.0%	342,388	100.0%
Operating costs and expenses										
Restaurant operating expenses [(1)] (exclusive of depreciation and amortization shown below):										
Food and beverage costs	43,361	23.7%	37,818	23.6%	172,561	24.0%	134,201	22.7%	76,975	22.8%
Labor and other related expenses	63,166	34.5%	52,581	32.8%	238,257	33.1%	189,167	31.9%	120,380	35.7%
Other restaurant operating expenses	28,715	15.7%	25,500	15.9%	114,476	15.9%	94,847	16.0%	61,821	18.3%
Occupancy expenses	15,601	8.5%	14,397	9.0%	59,919	8.3%	55,433	9.4%	49,450	14.7%
Pre-opening expenses	1,845	1.0%	737	0.5%	5,414	0.8%	3,310	0.6%	3,880	1.1%
General and administrative expenses	21,765	11.7%	26,028	16.0%	84,959	11.6%	70,388	11.7%	46,322	13.5%
Depreciation and amortization	8,928	4.8%	8,414	5.2%	34,230	4.7%	32,379	5.4%	30,725	9.0%
Impairments and loss on disposal of assets	348	0.2%	120	0.1%	920	0.1%	381	0.1%	315	0.1%
Transaction expenses (income), net	537	0.3%	(1,908)	(1.2)%	2,513	0.3%	(1,156)	(0.2%)	(258)	(0.1%)
Total operating costs and expenses	184,266	99.2%	163,687	100.7%	713,249	97.7%	578,950	96.3%	389,610	113.8%
Income (Loss) from operations [(1)]	1,479	0.8%	(1,067)	(0.7)%	16,913	2.4%	22,243	3.8%	(47,222)	(13.8%)
Interest expense	(1,738)	(0.9)%	(1,443)	(0.9)%	(5,232)	(0.7%)	(20,099)	(3.3%)	(22,815)	(6.7%)
Other income (expense), net	515	0.3%	(2,310)	(1.4)%	910	0.1%	(1,774)	(0.3%)	483	0.1%
Income (Loss) before income taxes	256	0.1%	(4,820)	(3.0)%	12,591	1.7%	370	0.1%	(69,554)	(20.3%)
Income tax (expense) benefit	(742)	(0.4)%	167	0.1%	(5,684)	(0.8%)	(2,477)	(0.4%)	19,873	5.8%
Net income (loss) and total comprehensive income (loss)	($486)	(0.3)%	($4,653)	(2.9)%	$6,907	0.90%	($2,107)	(0.4%)	($49,681)	(14.5%)

(1) Percentages are calculated as a percentage of restaurant sales.

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Selected Operating Data

	THIRTEEN WEEKS ENDED		FISCAL YEAR		
	December 25, 2022	December 26, 2021	2022	2021	2020
System-wide sales (in thousands)	$234,228	$202,669	$914,816	$750,674	$426,303
System-wide restaurants	474	435	474	435	409
Company-owned	366	341	366	341	321
Franchise-owned	108	94	108	94	88
Same-restaurant sales growth	7.7%	36.7%	14.5%	63.0%	(29.0%)
Same-restaurant traffic growth	(0.6)%	31.9%	7.7%	52.6%	(33.9%)
Average Unit Volume (in thousands) (1)			$2,032	$1,786	$1,119
Income (Loss) from operations (in thousands)	$1,479	($1,067)	$16,913	$22,243	($47,222)
Income (Loss) from operations margin	0.8%	(0.7)%	2.4%	3.8%	(14.0%)
Restaurant level operating profit (in thousands) (2)	$30,546	$29,174	$128,936	$115,404	$28,236
Restaurant level operating profit margin (2)	16.7%	18.2%	17.9%	19.5%	8.4%
Net income (loss) (in thousands)	($486)	(4,653)	$6,907	($2,107)	($49,681)
Net income (loss) margin	(0.3)%	(2.9)%	0.9%	(0.4%)	(14.5%)
Adjusted EBITDA (in thousands) (3)	$15,102	$14,167	$69,278	$66,301	($5,744)
Adjusted EBITDA margin (3)	8.1%	8.7%	9.5%	11.0%	(1.7%)

(1) Average unit volume presented on an annual basis only.
(2) Reconciliations from Income (Loss) from operations and Income (Loss) from operations margin, the most comparable GAAP measures to Restaurant level operating profit and Restaurant level operating profit margin, are set forth in the schedules within the "Non-GAAP Financial Measures" section.
(3) Reconciliations from Net income (loss) and Net income (loss) margin, the most comparable GAAP measures to Adjusted EBITDA and Adjusted EBITDA margin, are set forth in the schedules within the "Non-GAAP Financial Measures" section.

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APPENDIX

® 14 (1) Representative of our target 3-year new units performance, which is comparable to the historical 3-year performance of our new restaurants. (2) Cash-on-Cash Return is defined as Restaurant Level Operating Profit (excluding gift card breakage and deferred rent expense (income) in the third year of operation (months 25-36 of operation) for company-owned restaurants divided by their cash build-out expenses, net of landlord incentives. (3) Represents fiscal 2022 annualized average sales of all company-owned restaurants opened through the respective cohort year. (4) Represents fiscal 2022 annualized average sales of all company-owned restaurants opened through fiscal 2019. ATTRACTIVE NEW UNIT ECONOMICS IN A SIZE THAT WORKS EVERYWHERE YEAR 3 SALES YEAR 3 RESTAURANT-LEVEL OPERATING PROFIT YEAR 3 CASH-ON-CASH RETURNS (2) 18-20% Our flexible box size of ~3,000–6,600 square feet with an average net build-out cost of ~$0.9M-$1.4M allows us to fit in any real estate and we can succeed in many markets EXISTING RESTAURANTS (4) FISCAL 2020 NROs FISCAL 2021 NROs FISCAL 2022 NROs 2021 & 2022 NEW RESTAURANT OPENINGS (NROs) OUTPERFORMING THE SYSTEM AND OUR EXPECTATIONS $2.0 $2.1 $2.2 $2.2 2022 Restaurant Cohort Performance(3) ($ millions) $2.5M (1) (1) 35%+ (1)

HISTORICAL DATA

Same-Restaurant Sales & Traffic Growth

	2019					2020					2021					2022				
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Same-Restaurant Sales Growth	6.3%	6.2%	5.1%	4.6%	5.6%	(10.7%)	(75.9%)	(17.2%)	(11.3%)	(29.0%)	14.1%	403.5%	46.2%	36.7%	63.0%	27.2%	13.4%	12.0%	7.7%	14.5%
Same-Restaurant Traffic Growth	3.0%	2.4%	0.6%	0.2%	1.6%	(14.2%)	(77.2%)	(24.3%)	(19.1%)	(33.9%)	2.2%	360.9%	40.1%	31.9%	52.6%	21.9%	8.1%	3.7%	(0.6%)	7.7%
Comparable Restaurant Base	168	168	168	168	168	212	212	212	212	212	270	270	270	269	269	305	304	303	301	301

Same-Restaurant Sales & Traffic Growth vs. 2019*

	2021 vs. 2019					2022 vs. 2019				
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Same-Restaurant Sales Growth	0.5%	16.3%	19.7%	20.6%	14.3%	26.1%	30.2%	32.7%	29.3%	29.6%
Same-Restaurant Traffic Growth	(13.6%)	1.0%	4.8%	6.1%	(0.5%)	3.4%	7.4%	7.0%	5.2%	6.5%
Comparable Restaurant Base	211	211	211	210	210	209	208	208	207	207

* Comparison to 2019 is presented for enhanced comparability due to the economic impact of COVID-19.

Pre-opening Expenses**

	2020					2021					2022				
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Other restaurant operating expenses	$ 976	$ 37	$ 686	$256	$1,955	$ 724	$649	$280	$402	$2,055	$648	$ 563	$ 813	$1,301	$3,325
Occupancy expenses	522	541	422	440	1,925	440	250	230	335	1,255	337	531	677	544	$2,089
Total Pre-opening expenses	$1,498	$578	$1,108	$696	$3,880	$1,164	$899	$510	$737	$3,310	$985	$1,094	$1,490	$1,845	$5,414

** Pre-opening expenses are presented in one line item on the Consolidated Statements of Operations and Comprehensive Income (Loss)

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NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Adjusted EBITDA margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management's performance when determining incentive compensation, (ii) to evaluate the Company's operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company's performance to that of its competitors and (iv) to provide investors with additional transparency of the Company's operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company's operating performance relative to the Company's performance based on the Company's GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company's ongoing core operating performance.

The following tables reconcile Net income (loss) and Net income (loss) margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin, respectively, for the periods indicated.

	THIRTEEN WEEKS ENDED		FISCAL YEAR		
(in thousands)	December 25, 2022	December 26, 2021	2022	2021	2020
Net income (loss)	($486)	($4,653)	$6,907	($2,107)	($49,681)
Depreciation and amortization	8,928	8,414	34,230	32,379	30,725
Interest expense	1,738	1,443	5,232	20,099	22,815
Income taxes	742	(167)	5,684	2,477	(19,873)
EBITDA	10,922	5,037	52,053	52,848	(16,014)
IPO-readiness and strategic transition costs (1)	367	647	2,318	2,402	4,247
Stock-based compensation (2)	2,553	7,850	10,374	8,596	750
Loss on extinguishment of debt	-	2,403	-	2,403	-
Transaction expenses (income), net (3)	537	(1,908)	2,513	(1,156)	(258)
Impairments and loss on disposal of assets (4)	348	120	920	381	315
Recruiting and relocation costs (5)	111	18	681	351	228
Severance costs	-	-	155	265	239
Delaware Voluntary Disclosure Agreement Program (6)	149	-	149	-	-
Costs in connection with natural disasters, net of insurance recoveries (7)	115	-	115		
COVID-19 - related charges (8)	-	-	-	211	4,749
Adjusted EBITDA	$15,102	$14,167	$69,278	$66,301	($5,744)
Total revenues	$185,745	$162,620	$730,162	$601,193	$342,388
Net income (loss) margin	(0.3)%	(2.9)%	0.9%	(0.4)%	(14.5)%
Adjusted EBITDA Margin	8.1%	8.7%	9.5%	11.0%	(1.7)%
Additional information					
Deferred rent expense (income) (9)	$507	($48)	$2,418	($2,011)	$10,087

(1) Represents costs related to the assessment and redesign of our systems and processes. In 2021, the costs also include information technology support and external professional service costs incurred in connection with IPO-readiness efforts.
(2) Represents non-cash, stock-based compensation expense.
(3) Represents (i) revaluations of contingent consideration payable to previous stockholders for tax savings generated through the use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017, (ii) gains or losses associated with lease or contract terminations, (iii) costs incurred in connection with the acquisition of franchise-owned restaurants, (iv) costs related to restaurant closures and (v) costs related to secondary offerings of the Company's common stock.
(4) Represents costs related to the disposal of assets due to retirements, replacements, restaurant closures or natural disasters. There were no impairments recognized during the periods presented.
(5) Represents costs incurred for hiring qualified individuals as we assessed the redesign of our systems and processes.
(6) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property.
(7) Represents costs incurred, net of insurance recoveries, in connection with Hurricane Ian. The costs include inventory obsolescence and spoilage, compensation for employees and support for hurricane relief.
(8) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(9) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

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NON-GAAP FINANCIAL MEASURES

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income (Loss) from operations and Income (Loss) from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin, respectively, for the periods indicated.

	THIRTEEN WEEKS ENDED		FISCAL YEAR		
(in thousands)	December 25, 2022	December 26, 2021	2021	2021	2020
Income (Loss) from operations	$1,479	($1,067)	$16,913	$22,243	($47,222)
Less: Franchise revenues	(2,893)	(2,413)	(10,981)	(8,850)	(4,955)
Add:					
General and administrative expenses	21,765	26,028	84,959	70,388	46,322
Depreciation and amortization	8,928	8,414	34,230	32,379	30,725
Transaction expenses (income), net (1)	537	(1,908)	2,513	(1,156)	(258)
Impairments and loss on disposal of assets (2)	348	120	920	381	315
Costs in connection with natural disasters (3)	382	-	382	-	-
COVID-19 related charges (4)	-	-	-	19	3,309
Restaurant level operating profit	$30,546	$29,174	$128,936	$115,404	$28,236
Restaurant sales	$182,852	$160,207	$719,181	$592,343	$337,433
Income (Loss) from operations margin	0.8%	(0.7)%	2.4%	3.8%	(14.0%)
Restaurant level operating profit margin	16.7%	18.2%	17.9%	19.5%	8.4%
Additional information					
Deferred rent expense (income) (5)	$457	($97)	$2,219	($2,075)	$10,029

(1) Represents (i) revaluations of contingent consideration payable to previous stockholders for tax savings generated through the use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017, (ii) gains or losses associated with lease or contract terminations, (iii) costs incurred in connection with the acquisition of franchise-owned restaurants, (iv) costs related to restaurant closures and (v) costs related to secondary offerings of the Company's common stock.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures and natural disasters. There were no impairments recognized during the periods presented.
(3) Represents costs incurred in connection with Hurricane Ian.
(4) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(5) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

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21 The following definitions apply to these terms as used in this presentation: Adjusted EBITDA: a non-GAAP financial measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance. Adjusted EBITDA margin: a non-GAAP financial measure, is defined as Adjusted EBITDA as a percentage of total revenues. Average Unit Volume: the total restaurant sales (excluding gift card breakage) recognized in the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”), divided by the number of restaurants in the Comparable Restaurant Base during the period. This measurement allows management to assess changes in consumer spending patterns at our restaurants and the overall performance of our restaurant base. Restaurant level operating profit: a non-GAAP financial measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance. Restaurant level operating profit margin: a non-GAAP financial measure, is defined as Restaurant level operating profit as a percentage of restaurant sales. Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the Comparable Restaurant Base. Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. System-wide restaurants: the total number of restaurants, including all company-owned and franchise-owned restaurants. System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue. DEFINITIONS

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